BRL Hardy Limited

ABN 86 008 273 907

Election Form – Share Scheme

This is an important document. If you are in doubt as to how to complete this form please consult your financial or other professional adviser immediately, or call (toll free within Australia) 1300 556 161 or (if calling from outside Australia) 61 3 9615 5970.

Election Form for the consideration offered to Scheme Shareholders pursuant to the Share Scheme between BRL Hardy Limited and its Shareholders. Terms defined in the Scheme Booklet have the same meaning where used in this form.

All correspondence t
Computershare Investor Services Pty Limit
GPO Box 1903 Adelai
South Australia 5001 Austra
Enquiries (within Australia) 1300 556 1
(outside Australia) 61 3 9615 59
Facsimile 61 8 8236 23
www.computershare.c

Mark this box with an 'X' if you have made any changes to your address details (see reverse) [X]

ELECTION

Details of the consideration alternatives are set out on page 18 of the Scheme Booklet.

If you wish to receive Cash Consideration for all of your BRL Shares do not fill in this form. You will automatically receive Cash Consideration for all of your BRL Shares if you do not make an election.

If you wish to receive Scrip Consideration for part or all of your BRL Shares, mark the appropriate box below.

ALL SCRIP

If you wish to elect to receive Scrip Consideration for all of your BRL Shares, please cross this box: [X]

If you cross this box, you will receive Scrip consideration (subject to the scale back procedure referred to in section 1.2(c) of the Scheme Booklet) for all of your BRL Shares.

COMBINATION

If you wish to elect to receive Scrip Consideration for some of your BRL Shares and Cash Consideration for some of your BRL Shares, please write the number of your BRL Shares in respect of which you wish to receive Scrip Consideration in this box.

If you place a number in this box, you will receive Scrip consideration (subject to the scale back procedure referred to in section 1.2(c) of the Scheme Booklet) for that number of your BRL Shares and Cash Consideration for the balance.

Signature

I/We hereby make the election for consideration under the Share Scheme in respect of my/our BRL Shares as set out above. If this form is signed under a Power of Attorney, the Attorney declares that they have no notice of revocation of that power.

Shareholder 1	Shareholder 2 (if joint)	Shareholder 3 (if joint)
Director (if company)	Director/Secretary (if company)	Sole director and sole company secretary (if company)

Important notes

- If you do not indicate a choice, or give unclear or conflicting indications, or do not return this form, you will receive Cash Consideration in respect of all of your BRL Shares.
- If you elect to receive a combination of Scrip Consideration and Cash Consideration for your BRL Shares, you must specify the number of your BRL Shares for which you would like to receive Scrip Consideration. You will then receive Scrip Consideration for that number of your BRL Shares (subject to the scale back procedure referred to in section 1.2(c) of the Scheme Booklet) and Cash Consideration for the balance.
- If you elect to receive Scrip Consideration you will receive:
  - ➢ Constellation CDIs traded in Australia on the ASX unless you are a U.S. Scheme Shareholder* or a Foreign Scheme Shareholder**;
  - ➢ Constellation Shares if you are a U.S. Scheme Shareholder*;
  - ➢ the cash proceeds of the sale of the Constellation Shares to which you would otherwise have been entitled as described in section 1.2(e) of the Scheme Booklet if you are a Foreign Scheme Shareholder**.

  * A U.S. Scheme Shareholder is a shareholder with a registered address in the United States.
  ** A Foreign Scheme Shareholder is a shareholder with a registered address in a jurisdiction other than Australia, the United States, New Zealand, the United Kingdom, Hong Kong or Singapore.
- You should also be aware of the adjustments which may be made to the number of Constellation Shares you are entitled to receive under the scale back procedure described in section 1.2(c) of the Scheme Booklet.

  The ASX Listing Rules require that a register of CDI holders be maintained in Australia. Once you become the holder of Constellation CDIs, information about you (including your name, address and details of CDIs you hold) will be included in Constellation's register of CDI holders. This information may be provided by Constellation to it's Australian share registry for the purpose of maintaining the register of CDI holders. These obligations are not altered by the Privacy Amendment (Private Sector) Act 2000.

Lodgement of Election Form

Please use the pre-addressed envelope provided to return your Election Form, or return it by fax to Computershare (BRL Hardy share registry):

Australia	08 8236 2305
International	61 8 8236 2305

For your election to be valid, the Election Form must be returned to BRL Hardy share registry by 5.00pm (Adelaide time) on 4 April 2003.

To the extent that you have already lodged your Election Form and wish to change the consideration alternative to be received, please contact the BRL Hardy share registry to obtain a new copy of the Election Form.

Change of address details

This is your address as it appears on the company's share register. If this information is incorrect, please mark the box and make the correction on the form. Securityholders sponsored by a broker (in which case your reference number overleaf will commence with an 'x') should advise your broker of any changes. **Please note, you cannot change ownership of your securities using this form.**

Further Information

If you require further information on how to complete this Election, please telephone BRL Hardy share registry on:

Australia	1300 556 161
International	61 3 9615 5970